UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2023

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

The staff of the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) performed a periodic review of Nocera, Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”). On June 5, 2023, the staff of the SEC (the “Staff”) issued comments to the Company highlighting a number of financial reporting considerations for the Form 10-K. The Staff highlighted potential accounting implications of certain terms that should separately be disclosed in the financial statements of the Company with regard to discontinued operations and continued operations, specifically the disposition of the Company’s variable interest entity, Xin Feng Construction Co., Ltd (“XFC”) in November 2022, which should have been classified as a discontinued operation in the consolidated statements of operations and comprehensive loss and cash flow as of December 31, 2022 (the “Accounting Issues”). On August 2, 2023, management of the Company, with the subsequent concurrence of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), determined that, due to the Accounting Issues, the audited consolidated financial statements for the year ended December 31, 2022 may no longer be relied upon.

Management reached such conclusions following its evaluation of the Staff’s comments and consultations with its independent auditor, Centurion ZD CPA & Co., for the following reasons. Based upon management’s evaluation of the Staff’s comments and guidance for disclosure with regard to the Accounting Issues, the Company has concluded that, in view of the disposition of XFC in November 2022, the operations of XFC should be classified as a discontinued operation and such reclassification will require a restatement of the Company’s audited consolidated financial statements for the year ended December 31, 2022. Furthermore, the Company expects to make certain other corrections to the Form 10-K, including: (i) clarifying in the “Operations Overview” section in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (the MD&A”) that in connection with the Company’s November 2022 sale of its controlling interest in XFC, the Company no longer has any intentions of providing construction services of indoor recirculating agriculture systems (“RAS”) and solar sharing fish farms in Taiwan, and that the Company however still intends to sell equipment and to provide consulting services for the RAS equipment and expand the demo fish farm site with outsourcing construction services in Taiwan; and (ii) amending Item 8. Financial Statements to amend the Audit Report to include a “Critical Audit Matter” and a paragraph regarding the restatement of the financial statements in connection with XFC being classified as a discontinued operation.

With this restatement, the consolidated statements are now appropriately classified as discontinued operation and continued operation on the Company’s consolidated statements of operations and comprehensive loss and cash flow as of December 31, 2022. The adjustments related to the discontinued operations and continued operations had a non-cash impact; as such, the statement of cash flows for the year ended December 31, 2022 reflects an adjustment to separately disclose the financial impact on continued operations and discontinued operations.

A copy of this Form 8-K was provided to the Company’s independent auditor, Centurion ZD CPA & Co., prior to its filing with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: September 6, 2023	By: /s/ Shun-Chih (Jimmy) Chuang
Name: Shun-Chih (Jimmy) Chuang
Title: Chief Financial Officer

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